Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G, and any amendments thereto, with respect to the Class A Common Stock beneficially owned by each of them of Planet Labs PBC. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Dated: December 17, 2021

GOOGLE LLC

By:	/s/ Kathryn Hall
Name:	Kathryn Hall
Title:	Assistant Secretary

XXVI HOLDINGS INC.

By:	/s/ Kathryn Hall
Name:	Kathryn Hall
Title:	Assistant Secretary

ALPHABET INC.

By:	/s/ Kathryn Hall
Name:	Kathryn Hall
Title:	Assistant Secretary